As filed with the Securities and Exchange Commission on September 10, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
EQT Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	25-0464690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania 15222
(412) 553-5700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William E. Jordan
Chief Legal and Policy Officer
EQT Corporation
625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania 15222
Telephone: (412) 553-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Celia A. Soehner
Morgan, Lewis & Bockius LLP
One Oxford Centre
Thirty-Second Floor
Pittsburgh, PA 15219-6401

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
EQT CORPORATION
Debt Securities
Preferred Stock
Common Stock
EQT Corporation (“EQT”), from time to time, may offer, issue and sell unsecured debt securities, which may be senior, subordinated or junior subordinated debt securities, preferred stock and common stock (together, the “securities”). The debt securities and preferred stock may be convertible into or exercisable or exchangeable for EQT’s common stock, EQT’s preferred stock, EQT’s other securities or the debt or equity securities of one or more other entities. In addition, from time to time, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities. EQT’s common stock is listed on the New York Stock Exchange (“NYSE”) and trades under the symbol “EQT.”
EQT and any selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. EQT will not receive any proceeds from the sale of securities by selling securityholders.
This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to the specific offering and, if applicable, the selling securityholders, will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Investing in the securities involves risks. You should carefully read and consider the risk factors included in EQT’s periodic reports and other information that EQT files with the Securities and Exchange Commission (the “SEC”) before you invest in the securities. See “Risk Factors” on page 2.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 10, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that EQT has filed with the SEC using a “shelf” registration process. Under this shelf registration process, EQT may from time to time sell, in one or more offerings, any combination of securities described in this prospectus at prices and on other terms to be determined at the time of offering.
This prospectus provides you with a general description of EQT and the securities that EQT may offer under this prospectus. Each time EQT sells securities under this prospectus, EQT will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement also may add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or any related free writing prospectus that EQT prepares or authorizes, you should rely on the information in the prospectus supplement or related free writing prospectus. You should carefully read this prospectus, any prospectus supplement, any free writing prospectus and the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless EQT indicates otherwise. EQT’s business, financial condition, results of operations and prospects may have changed since those dates.
You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or free writing prospectus. EQT has not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.
This prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
In this prospectus, except as otherwise indicated, “EQT Corporation” and “EQT” refer to EQT Corporation and not its consolidated subsidiaries, and references to “we,” “us,” “our” and the “Company” refer collectively to EQT and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
EQT is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). EQT files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. EQT’s filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.
EQT’s filings with the SEC are also available, free of charge, on or through EQT’s investor relations website at https://ir.eqt.com as soon as reasonably practicable after EQT electronically files such information with, or furnishes such information to, the SEC. Information contained on, or that can be accessed through, EQT’s website does not constitute part of this prospectus, other than the documents EQT has filed with the SEC that are expressly incorporated by reference into this prospectus.
EQT has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about EQT in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may obtain a copy of the registration statement through the SEC’s website.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows EQT to “incorporate by reference” information into this prospectus, which means that EQT can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. EQT has previously filed the following documents with the SEC and is incorporating them by reference into this prospectus (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1) − (3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):
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EQT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on February 19, 2025), including the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from EQT’s Definitive Proxy Statement on Schedule 14A (filed on March 3, 2025);

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EQT’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 (filed on April 23, 2025) and June 30, 2025 (filed on July 23, 2025);

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EQT’s Current Reports on Form 8-K filed on July 22, 2024, February 6, 2025, February 12, 2025, February 24, 2025, March 10, 2025, March 18, 2025, March 31, 2025, April 3, 2025, April 16, 2025, April 17, 2025, April 22, 2025, June 4, 2025, July 1, 2025, July 16, 2025 and August 27, 2025; and

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the description of EQT’s common stock set forth in Exhibit 99.1 to EQT’s Current Report on Form 8-K filed on July 15, 2019, as amended by Exhibit 4.01 to EQT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed on February 10, 2022), including any subsequently filed amendment or report updating such description.

EQT also incorporates by reference into this prospectus any future filings made by EQT with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1) − (3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein) after the date of this prospectus and before the termination of the offering under this prospectus and any accompanying prospectus supplement.
Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus or in any document incorporated by reference herein is accurate as of any date other than the date on the front cover of the applicable document.
EQT will provide, without charge, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:
EQT Corporation
Attention: Corporate Secretary
625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania 15222
Telephone: (412) 553-5700

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
Some of the information included in this prospectus, any accompanying prospectus supplement or free writing prospectus and the documents EQT incorporates by reference may contain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Statements that do not relate strictly to historical or current facts are forward-looking and are usually identified by the use of words such as “anticipate,” “estimate,” “could,” “would,” “will,” “may,” “forecast,” “approximate,” “expect,” “project,” “intend,” “plan,” “believe” and other words of similar meaning, or the negative thereof.
Without limiting the generality of the foregoing, forward-looking statements contained in this prospectus and in the documents incorporated by reference herein, or contained in any accompanying prospectus supplement or free writing prospectus and in the documents incorporated by reference therein, include or may include the expectations of our plans, strategies, objectives and growth and anticipated financial and operational performance, including guidance regarding our strategy to develop our reserves; drilling plans and programs, including availability of capital to complete these plans and programs; total resource potential and drilling inventory duration; projected production and sales volume, including liquified natural gas (“LNG”) volumes and sales; natural gas prices; changes in basis and the impact of commodity prices on our business; potential future impairments of our assets; projected well costs and capital expenditures; infrastructure projects; the cost, capacity, and timing of obtaining regulatory approvals; our ability to successfully implement and execute our operational, organizational, technological and environmental, social and governance (“ESG”) initiatives, and achieve the anticipated results of such initiatives; projected gathering and compression rates; potential acquisitions or other strategic transactions, the timing thereof and our ability to achieve the intended operational, financial and strategic benefits from any such transactions or from any recently completed strategic transactions; the amount and timing of any repayments, redemptions or repurchases of our common stock, outstanding debt securities or other debt instruments; our ability to retire our debt and the timing of such retirements, if any; the projected amount and timing of dividends; projected cash flows and free cash flow and the timing thereof; liquidity and financing requirements, including funding sources and availability; our ability to maintain or improve our credit ratings, leverage levels and financial profile; our hedging strategy and projected margin posting obligations; the effects of litigation, government regulation and tax position; and the expected impact of changes to tax laws.
Forward-looking statements contained in this prospectus and in the documents incorporated by reference herein involve, and forward-looking statements contained in any accompanying prospectus supplement or free writing prospectus or in the documents incorporated by reference therein may involve, risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We have based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by us. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond our control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; our ability to appropriately allocate capital and other resources among our strategic opportunities; access to and cost of capital; our hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, natural gas liquids (“NGLs”) and oil; operational risks and hazards incidental to the gathering, transmission and storage of natural gas as well as unforeseen interruptions; cyber security risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services, sand and water required to execute our exploration and development plans, including as a result of inflationary pressures or tariffs; risks associated with operating primarily in the Appalachian Basin; the ability to obtain environmental and other permits and the timing thereof; construction, business, economic, competitive, regulatory, judicial, environmental, political and legal uncertainties related to the development and construction by us or our joint ventures of pipeline and storage facilities and transmission assets and the optimization of such assets; our ability to renew or replace expiring gathering, transmission or storage contracts at favorable rates, on a long-term basis or at all; risks relating to our joint venture arrangements; government regulations or actions, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; and disruptions to our business due to recently completed divestitures, acquisitions and other significant strategic transactions. These and other risks and uncertainties are described under Part I, Item 1A., “Risk Factors” and elsewhere in EQT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in other documents EQT subsequently files from time to time with the SEC. In addition, we may be subject to currently unforeseen risks that may have a materially adverse impact on us.
Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.
In reviewing any agreements incorporated by reference in or filed with the registration statement of which this prospectus forms a part, remember that such agreements are included to provide information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about us. The agreements may contain representations and warranties by us, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties to such agreements should those statements prove to be inaccurate. The representations and warranties were intended to be relied upon solely by the applicable party to such agreement and were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, such representations and warranties alone may not describe our actual state of affairs or the affairs of our affiliates as of the date they were made or at any other time and should not be relied upon as statements of fact.

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EQT CORPORATION
We are a vertically integrated natural gas company with production, gathering and transmission operations focused in the Appalachian Basin. As of December 31, 2024, we had 26.3 trillion cubic feet of natural gas equivalents of proved natural gas, NGLs and oil reserves across approximately 2.1 million gross acres and approximately 2,925 miles of pipeline infrastructure. In addition, we operate and hold an investment in the Mountain Valley Pipeline, a 303-mile-long pipeline that spans from Wetzel County, West Virginia to Pittsylvania County, Virginia.
We are committed to responsibly developing our world-class asset base and being the operator of choice for all stakeholders. By promoting a culture that prioritizes operational efficiency, technology, sustainability and safety, we seek to continuously improve the way we produce and deliver environmentally responsible, reliable and affordable energy.
Our business strategy is to be the lowest-cost producer of natural gas, and we are situated to endure and excel during times of market volatility. In periods of low commodity prices, our integrated business model is designed to produce durable free cash flow due to the annuity-like nature of our midstream assets. In periods of high commodity prices, our low-cost structure permits lower levels of financial hedging, thus providing increased exposure to higher natural gas prices. Our peer-leading drilling inventory coupled with our midstream ownership and operatorship also positions us to provide production growth to serve growing demand from the power and LNG markets.
Our operational strategy focuses on the successful execution of combo-development projects. Combo-development refers to the development of several multi-well pads in tandem. Combo-development generates value across all levels of the reserves development process by maximizing operational and capital efficiencies. In the drilling stage, rigs spend more time drilling and less time transitioning to new sites. Advanced planning, a prerequisite to pursuing combo-development, facilitates the delivery of bulk hydraulic fracturing sand and piped fresh and recycled water and provides the ability to continuously meet completions supply needs and the use of environmentally friendly technologies such as electric hydraulic fracturing powered by natural gas. The benefits of combo-development extend beyond financial gains to include environmental and social interests. We have developed an integrated ESG program that interplays with our combo-development-driven operational strategy. Core tenets of our ESG program include investing in technology and human capital; improving data collection, analysis and reporting; and engaging with stakeholders to understand, and align our actions with, their needs and expectations. Combo-development, when compared to similar production from non-combo-development operations, translates into fewer trucks on the road, decreased fuel usage, shorter periods of noise pollution, fewer areas impacted by midstream pipeline construction and shortened duration of site operations, all of which fosters a greater focus on safety, environmental protection and social responsibility.
We believe that combo-development projects are key to delivering sustainably low well costs and higher returns on invested capital. Our business model enables us to generate durable free cash flow and correspondingly, we have implemented a robust capital allocation strategy directed at responsibly developing our assets and positioning us for organic growth, while also returning capital to our shareholders through a combination of debt retirements, a base dividend and opportunistic share repurchases. We are also focused on maintaining and strengthening our investment grade credit metrics, which improve our access to reliable, low-cost capital throughout market cycles. Furthermore, we believe the benefits of our operating model can be enhanced through select strategic transactions, and, as such, part of our strategy includes creating value through mergers and acquisitions, divestitures, joint ventures and similar business transactions as well as by investing in energy transition opportunities directed at complementing and, in certain cases, diversifying our core business operations.
EQT’s common stock is listed on the NYSE under the symbol “EQT.” EQT’s principal executive offices are located at 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222, and its telephone number at that location is (412) 553-5700. EQT’s investor relations website is http://ir.eqt.com. Information contained on, or that can be accessed through, EQT’s website does not constitute part of this prospectus, other than the documents EQT has filed with the SEC that are expressly incorporated by reference into this prospectus.

RISK FACTORS
Investing in EQT’s securities involves risks. You should carefully consider the risks described under “Risk Factors” in EQT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference into this prospectus, as well as those risk factors contained in any document that EQT files with the SEC after the date of this prospectus that is incorporated by reference herein or that may be included in any applicable prospectus supplement, before making a decision to invest in EQT’s securities. The occurrence of one or more of the events or circumstances described in such risk factors, alone or in combination with other events or circumstances, may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial may otherwise materially harm our business, operating results and financial condition, and could result in a complete loss of your investment.
USE OF PROCEEDS
Unless we specify otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of securities covered by this prospectus for general corporate purposes, which may include, among other things:
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repaying, redeeming, repurchasing or refinancing all or a portion of our outstanding indebtedness or other corporate obligations; and

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funding working capital, capital expenditures or acquisitions.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.
The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale.
DESCRIPTION OF CAPITAL STOCK
General
The descriptions below summarize certain general terms and provisions of EQT’s common stock and preferred stock. These summaries are subject to, and are qualified in their entirety by reference to: (i) EQT’s Restated Articles of Incorporation (as further amended and/or amended and restated from time to time, the “Articles”); (ii) EQT’s Amended and Restated Bylaws (as further amended and/or amended and restated from time to time, the “Bylaws”); (iii) the statement of designations that may be filed by EQT with respect to shares of any series of preferred stock that may be issued subsequent to the date hereof; and (iv) the applicable provisions of the Pennsylvania Business Corporation Law of 1988 (as amended from time to time, the “PBCL”). We encourage you to review complete copies of the Articles and the Bylaws, which are filed as exhibits to this registration statement.
EQT’s authorized capital stock consists of: (i) 1,280,000,000 shares of common stock, no par value; and (ii) 3,000,000 shares of undesignated preferred stock, no par value.
Description of Common Stock
As of September 8, 2025, 624,064,460 shares of EQT’s common stock were issued and outstanding and EQT had 2,981 shareholders of record of its common stock.
Except as otherwise required by law or as otherwise provided in any statement of designations for any series of preferred stock, the holders of EQT’s common stock have exclusive voting rights for the election of EQT’s directors and for all other purposes and are entitled to one vote for each share held. Shareholders do not have cumulative voting rights in elections of directors. All of EQT’s directors are elected annually, and EQT’s board of directors is not separated into classes.
Subject to the rights of the holders of any outstanding shares of preferred stock, each holder of EQT’s common stock is entitled to receive any dividends, in cash, securities or property, as EQT’s board of directors may declare. Pennsylvania law prohibits the payment of dividends if EQT is insolvent or if EQT would become insolvent after the dividend.
In the event of EQT’s liquidation, dissolution or winding up, either voluntarily or involuntarily, subject to the rights of the holders of any outstanding shares of preferred stock, holders of EQT’s common stock are entitled to share pro-rata in all of EQT’s remaining assets available for distribution.
The holders of shares of EQT’s common stock do not have preemptive rights or conversion rights, and there are no redemption or sinking fund provisions applicable to EQT’s common stock. Holders of shares of EQT’s common stock are not subject to any liability for further calls or assessments.
There are no restrictions on the alienability of EQT’s common stock, and there are no provisions discriminating against any existing or prospective holder of EQT’s common stock as a result of such holder owning a substantial amount of EQT’s securities other than as set forth below under “Anti-Takeover Effect of EQT’s Governing Documents and the PBCL.”
EQT’s common stock is listed on the NYSE under the symbol “EQT.”
The rights of holders of EQT’s common stock may be materially limited or qualified by the rights of holders of preferred stock that EQT may issue in the future. EQT currently has no shares of preferred stock issued and outstanding as of September 10, 2025. However, under Pennsylvania law and the Articles, EQT’s board of directors is authorized to issue shares of preferred stock from time to time in one or more series without shareholder approval. Subject to limitations prescribed by Pennsylvania law, the Articles and the Bylaws, EQT’s board of directors can determine the number of shares constituting each series of preferred stock and the designation, preferences, qualifications, limitations, restrictions, and special or relative rights or privileges of that series, and EQT’s board of directors will be able to, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of EQT’s common stock and could have anti-takeover effects. If EQT’s board of directors designates a series of preferred stock in the future, the statement of designation for the preferred stock will describe the terms of the preferred stock.
Transfer Agent and Registrar
The transfer agent and registrar of EQT’s common stock is Computershare Trust Company, N.A. The transfer agent and registrar of EQT’s preferred stock will be designated in the prospectus supplement through which any such preferred stock is offered.
Description of Preferred Stock
There are no shares of EQT’s preferred stock issued and outstanding as of September 10, 2025. Under Pennsylvania law and the Articles, EQT’s board of directors is authorized to issue shares of preferred stock from time to time in one or more series without shareholder approval. Subject to limitations prescribed by Pennsylvania law, the Articles and the Bylaws, EQT’s board of directors can determine the number of shares constituting each series of preferred stock and the designation, preferences, qualifications, limitations, restrictions and special or relative rights or privileges of that series. If EQT’s board of directors designates a series of preferred stock in the future, the statement of designation for the preferred stock will describe the terms of the preferred stock.
Holders of preferred stock have no voting rights for the election of directors and have no other voting rights except as EQT’s board of directors may determine pursuant to its authority under the Articles with respect to any particular series of preferred stock and except as provided by law.
If EQT offers a specific series of preferred stock in the future, EQT will describe the terms of the preferred stock in the applicable prospectus supplement for such offering. This description will include:

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the distinctive serial designation of such series;

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the annual dividend rate for such series, if any, and the date or dates from which dividends shall commence to accrue;

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the redemption price or prices, if any, for shares of such series and the terms and conditions on which such shares may be redeemed;

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the provisions for a sinking, purchase or similar fund, if any, for the redemption or purchase of shares of such series;

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the preferential amount or amounts payable upon shares of such series in the event of EQT’s voluntary or involuntary liquidation;

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the voting rights, if any, of such series;

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the terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of EQT’s securities into which such shares may be converted;

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the relative seniority, parity or junior rank of such series with respect to other series of preferred stock then or thereafter to be issued;

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discussion of any restriction on the repurchase or redemption of shares of preferred stock by EQT while there is any arrearage in the payment of dividends or, if applicable, sinking fund installments, or, if there is no such restriction, a statement to this effect;

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discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock; and

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discussion of any other specific terms, preferences, rights, privileges, limitations or restrictions of such series.

While the terms summarized above may generally apply to any shares of preferred stock that EQT may offer, EQT’s board of directors will include the specific terms of each series of preferred stock in a statement of designation with respect to preferred stock that will be filed with the Pennsylvania Department of State, and EQT will describe the particular terms of any series of preferred stock that EQT may offer in more detail in the applicable prospectus supplement.
The preferred stock that may be offered in the future will not have, or be subject to, any preemptive or similar rights.
Anti-Takeover Effect of EQT’s Governing Documents and the PBCL
The Articles and Bylaws contain a number of provisions relating to corporate governance and to the rights of shareholders. Certain of these provisions, which are described below, may have a potential “antitakeover” effect by delaying, deferring or preventing a change of control of EQT. In addition, certain provisions of Pennsylvania law, including those described below, may have a similar effect.
Required Vote for Authorization of Certain Actions.   The Articles require the vote of the holders of not less than 80% of the combined voting power of the then outstanding shares of capital stock of all classes and series entitled to vote generally in the annual election of directors, voting together as a single class, for approval of certain business combinations, including certain mergers, asset sales, security issuances, recapitalizations, reorganizations, reclassification of securities, liquidation or dissolution, or any agreement, plan, contract or other arrangement providing for such a transaction, involving EQT or its subsidiaries and certain acquiring persons (namely a person, entity or specified group which beneficially owns more than 10% of the then outstanding shares of EQT’s capital stock entitled to vote generally in an annual election of directors), unless such business combination has been approved by two-thirds of the continuing directors, or the aggregate amount of cash, together with the “fair market value” of other consideration, exceeds the “highest equivalent price” threshold and other procedural requirements specified in the Articles are met.
Required Vote for Amendment of the Bylaws.   EQT’s board of directors may make, amend and repeal the Bylaws with respect to those matters which are not, by statute, reserved exclusively to EQT’s shareholders, subject to the power of EQT’s shareholders to change such action. No bylaw may be made, amended or repealed by EQT’s shareholders unless such action is approved by the vote specified by applicable law for shareholder action.
Preferred Stock.   The purpose of authorizing EQT’s board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of EQT’s outstanding voting stock. The existence of the authorized but undesignated preferred stock may have a depressive effect on the market price of EQT’s common stock.
Anti-Takeover Law Provisions under the PBCL.   EQT is subject to certain provisions of Chapter 25 of the PBCL, which may have the effect of discouraging or rendering more difficult a hostile takeover attempt against EQT, including Section 2524, Section 2538, Subchapter 25E and Subchapter 25F of the PBCL.
Under Section 2524 of the PBCL, shareholders cannot act by partial written consent except as permitted under the Articles, and the Articles do not permit shareholders to act by partial written consent.
Section 2538 of the PBCL requires enhanced shareholder approval for certain transactions between EQT and an “interested shareholder” (defined as a shareholder who is a party to the transaction or is treated differently from other shareholders). Section 2538 applies if an interested shareholder (together with his, her or its affiliates) is to (i) be a party to a merger or consolidation, a share exchange or certain sales of assets involving EQT or one of its subsidiaries; (ii) receive a disproportionate amount of any securities of any corporation which survives or results from a division; (iii) be treated differently from others holding shares of the same class in a voluntary dissolution of such corporation; or (iv) have his or her percentage of voting or economic share interest in such corporation materially increased relative to substantially all other shareholders in a reclassification. Under these circumstances, the proposed transaction must be approved by the affirmative vote of the holders of shares representing at least a majority of the votes that all disinterested shareholders are entitled to cast with respect to such transaction. However, this special voting requirement will not apply where the proposed transaction has been approved in a prescribed manner by EQT’s board of directors or if certain other conditions, including the amount of consideration to be paid to certain shareholders, are satisfied or the transaction involves certain subsidiaries. This voting requirement is in addition to any other voting requirement under the PBCL, the Articles or the Bylaws.
Under Subchapter 25E of the PBCL, if any person or group acting in concert acquires voting power over shares representing 20% or more of the votes which all of EQT’s shareholders would be entitled to cast in an election of directors, any other shareholder may demand that such person or group purchase such shareholder’s shares at a price determined in an appraisal proceeding.
Under Subchapter 25F of the PBCL, EQT may not engage in a merger, consolidation, share exchange, division, asset sale, disposition (in one transaction or a series of transactions) or a variety of other “business combination” transactions with a person which becomes the “beneficial owner” of shares representing 20% or more of the voting power in an election of EQT’s directors unless: (i) the business combination or the acquisition of the 20% interest is approved by EQT’s board of directors prior to the date the 20% interest is acquired; (ii) the person beneficially owns at least 80% of EQT’s outstanding shares and the business combination (a) is approved by a majority vote of the disinterested shareholders and (b) satisfies certain minimum price and other conditions prescribed in Subchapter 25F; (iii) the business combination is approved by a majority vote of the disinterested shareholders at a meeting called no earlier than five years after the date the 20% interest is acquired; or (iv) the business combination (a) is approved by shareholder vote at a meeting called no earlier than five years after the date the 20% interest is acquired and (b) satisfies certain minimum price and other conditions prescribed in Subchapter 25F.
EQT has elected to opt out of Subchapter 25G of the PBCL (which would have required a shareholder vote to accord voting rights to control shares acquired by a 20% shareholder in a control-share acquisition) and Subchapter 25H (which would have required a person or group to disgorge to EQT any profits received from a sale of EQT’s equity securities under certain circumstances).

Advance Notice Requirements.   The Bylaws require EQT’s shareholders to provide advance notice if they wish to submit a proposal or nominate candidates for director at EQT’s annual meeting of shareholders. These procedures generally provide that notice of shareholder proposals and shareholder nominations for the election of directors at EQT’s annual meeting must be in writing and received by EQT’s secretary at its principal executive offices at least 90, but not more than 120, days prior to the anniversary of the date of the prior year’s annual meeting of shareholders.
Special Meetings of Shareholders.   The Bylaws provide that a special meeting of shareholders may be called by EQT’s board of directors or by EQT’s chief executive officer. Additionally, both the Articles and the Bylaws provide that a special meeting of shareholders may be called by shareholders owning at least 25% of the outstanding shares of EQT’s voting stock.
Exclusive Forum.   The Bylaws provide that unless EQT consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on EQT’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of EQT’s directors, officers or employees to EQT or its shareholders, (iii) any action asserting a claim against EQT or any of its directors, officers or employees arising pursuant to any provision of the PBCL, the Articles or the Bylaws or (iv) any action asserting a claim against EQT or any of its directors, officers or employees governed by the internal affairs doctrine shall be the state and federal courts sitting in the judicial district of the Commonwealth of Pennsylvania embracing the county in which EQT’s registered office is located. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with EQT or its directors, officers, employees or agents, which may discourage such lawsuits against EQT and such persons.
Special Treatment for Specified Groups of Nonconsenting Shareholders.   The PBCL permits an amendment of a corporation’s articles of incorporation or other corporate action, if approved by shareholders generally, to provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class by providing, for example, that shares of common stock held only by designated shareholders of record, and no other shares of common stock, shall be cashed out at a price determined by the corporation, subject to applicable dissenters’ rights.
Exercise of Director Powers Generally.   The PBCL provides that the directors of a corporation are not required to regard the interests of the shareholders as being dominant or controlling in making decisions concerning takeovers or any other matters. The directors may consider, to the extent they deem appropriate, among other things, (i) the effects of any proposed action upon any or all groups affected by the action, including, among others, shareholders, employees, creditors, customers and suppliers, (ii) the short-term and long-term interests of the corporation, (iii) the resources, intent and conduct of any person or group seeking to acquire control of the corporation and (iv) all other pertinent factors. In addition, the PBCL expressly provides that directors do not violate their fiduciary duties solely by relying on “poison pills” or the anti-takeover provisions of the PBCL.
DESCRIPTION OF DEBT SECURITIES
EQT may offer unsecured debt securities, which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, EQT’s debt securities will be issued in one or more series under a base indenture, dated as of March 18, 2008, as supplemented by a second supplemental indenture, dated as of June 30, 2008 (together, the “indenture”), between EQT and The Bank of New York Mellon, as trustee (the “trustee”), as it has been and may be further amended or supplemented from time to time. We have summarized select portions of the indenture below. The summary is not complete, and is qualified in its entirety by reference to the indenture. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.
Debt Securities
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):
•
title and aggregate principal amount;

•
whether the debt securities will be senior, subordinated or junior subordinated;

•
applicable subordination provisions, if any;

•
conversion into or exchange for other securities;

•
percentage(s) of principal amount at which such debt securities will be issued;

•
maturity date(s);

•
interest rate(s) or the method for determining the interest rate(s);

•
dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•
redemption or early repayment provisions;

•
authorized denominations;

•
form;

•
amount of discount or premium, if any, with which such debt securities will be issued;

•
whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•
identity of the depositary for global securities;

•
whether a temporary security is to be issued with respect to such series of debt securities, whether any interest payable prior to the issuance of definitive securities of the series of debt securities will be credited to the account of the persons entitled thereto and the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•
any covenants, defaults and events of default applicable to the particular debt securities being issued;

•
currency, currencies or currency units in which the purchase price for, the principal of and any premium and/or interest on such debt securities will be payable;

•
the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•
securities exchange(s) on which the debt securities will be listed, if any;

•
whether any underwriter(s) will act as market maker(s) for the debt securities;

•
the extent to which a secondary market for the debt securities is expected to develop;

•
EQT’s obligation or right to redeem, purchase or repay the debt securities under a sinking fund, amortization or analogous provision;

•
provisions relating to covenant defeasance and legal defeasance;

•
provisions relating to satisfaction and discharge of the indenture;

•
any guarantor(s) or co-issuer(s);

•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•
provisions, if any, intended to protect holders of the debt securities in the event of a change of control;

•
any and all other terms of the series of debt securities including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities; and

•
additional terms not inconsistent with the provisions of the indenture.

General
One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates, or at a premium above their stated principal amount. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.
Debt securities may be issued where the amount of principal, interest and/or premium payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest and/or premium that is greater than or less than the amount of principal, interest and/or premium otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal, interest and/or premium, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked, will be set forth in the applicable prospectus supplement.
The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.
EQT expects most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 thereof. Subject to the limitations provided in the indenture and identified in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee maintained in the Borough of Manhattan, the City of New York or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole: (i) by the depositary for such global security to a nominee of such depositary, (ii) by a nominee of such depositary to such depositary or another nominee of such depositary, (iii) by such depositary, or (iv) by any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION
Methods and Terms of Sale
EQT, and/or selling securityholders, if applicable, may sell the common stock, preferred stock or any series of debt securities being offered hereby in one or more of the following ways from time to time:
•
through one or more underwriters or dealers;

•
directly to one or more purchasers;

•
through one or more agents; or

•
through a combination of any of these methods of sale.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:
•
the offering terms, including the name or names of any underwriters, dealers or agents;

•
the purchase price of the securities and the net proceeds to be received by EQT from the sale;

•
any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any public offering price;

•
any delayed delivery arrangements;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange on which the securities may be listed.

Through Underwriters or Dealers
If EQT, and/or selling securityholders, if applicable, use underwriters or dealers in the sale of securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
•
privately negotiated transactions;

•
at a fixed public offering price or prices, which may be changed;

•
in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
Directly
EQT, and/or selling securityholders, if applicable, may sell the securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.
Through Agents
If indicated in an applicable prospectus supplement, EQT, and/or selling securityholders, if applicable, may sell the securities through agents from time to time. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

General Information
EQT, and/or selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from EQT at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions EQT will pay for solicitation of these delayed delivery contracts.
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for EQT. Any remarketing firm will be identified and the terms of its agreements, if any, with EQT and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.
In order to facilitate the offering of the securities, underwriters or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.
EQT, and/or selling securityholders, if applicable, may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by EQT or borrowed from EQT or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from EQT in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter that will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.
Agents, underwriters and other third parties described above may be entitled to indemnification by EQT against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or such other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for EQT in the ordinary course of business.
Each series of securities will be a new issue of securities and will have no established trading market, other than EQT’s common stock, which is listed on the NYSE. Any common stock sold will be listed on the NYSE, upon official notice of issuance. Securities other than EQT’s common stock may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by EQT for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon by Morgan, Lewis & Bockius LLP, Pittsburgh, Pennsylvania. In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for EQT by Morgan, Lewis & Bockius LLP, Pittsburgh, Pennsylvania, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of EQT Corporation and Subsidiaries appearing in EQT Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2024, including the schedule appearing therein, and the effectiveness of EQT Corporation and Subsidiaries’ internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of EQT Corporation and Subsidiaries’ internal control over financial reporting as of the respective dates given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Equitrans Midstream Corporation as of December 31, 2023 and 2022, and for each of the years ended December 31, 2023, 2022 and 2021, and the effectiveness of Equitrans Midstream Corporation’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Mountain Valley Pipeline, LLC — Series A as of December 31, 2023 and 2022, and for each of the years ended December 31, 2023, 2022 and 2021, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The information incorporated by reference into this prospectus relating to EQT Corporation’s estimated quantities of its proved natural gas and oil reserves as of December 31, 2024 is derived from an audit letter prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers, as stated in their audit letter with respect thereto included in EQT Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. This information is incorporated herein by reference in reliance upon the authority of such firm as experts with respect to the matters covered by their audit letter and the giving of their audit letter.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby.
SEC Registration Fee	$	*
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Printing Expenses		**
Miscellaneous		**
TOTAL	$	**

*
The registrant is deferring payment of the registration fee in reliance on Rules 456(b) and 457(x) under the Securities Act.

**
These fees are calculated based upon the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
EQT is incorporated under the laws of the Commonwealth of Pennsylvania.
Under Sections 1741 and 1742 of the PBCL, a business corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or representative of the corporation, or is or was serving at the request of the corporation as a director, officer or representative of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of a threatened, pending or completed action or proceeding by or in the right of the corporation, such indemnification only covers expenses and excludes judgments and amounts paid in settlement with respect to such action or proceeding, and no indemnification can be made for expenses if such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.
In addition, PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:
(1)
by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

(2)
if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3)
by the shareholders.

Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director, officer or representative of a business corporation is successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Further, PBCL Section 1745 provides that expenses (including attorneys’ fees) incurred by an officer, director or representative of a business corporation in defending any such action or proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of such officer, director or representative to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.
Also, PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions are not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation; provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
Article IV of the Bylaws provides that EQT’s directors and officers shall be indemnified as of right to the fullest extent not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other proceeding (whether brought by or in the right of the corporation or otherwise) arising out of their service to EQT or to another corporation, partnership, joint venture, trust or other enterprise at EQT’s request; provided, however, that EQT will not indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such director or officer (other than a proceeding to enforce such person’s rights to indemnification under Article IV of the Bylaws) unless such proceeding (or part thereof) was authorized by EQT’s board of directors.
PBCL Section 1747 permits a business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer or representative of the corporation, or is or was serving at the request of the corporation as a director, officer or representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.
Article IV of the Bylaws provides that EQT may purchase and maintain insurance to protect EQT and its directors, officers, or representatives against any liability asserted against such person and incurred by such person in respect of the service of such person, whether or not EQT would have the power to indemnify such person against such liability by law or under the provisions of Article IV of the Bylaws.
EQT maintains directors’ and officers’ liability insurance covering its directors and officers with respect to liabilities, including liabilities under the Securities Act, which they may incur in connection with their serving as such. Under this insurance, EQT may receive reimbursement for amounts as to which the directors and officers are indemnified by EQT under the indemnification provisions of the Bylaws described above. Such insurance also provides certain additional coverage for EQT’s directors and officers against certain liabilities even though such liabilities may not be covered by the indemnification provisions of the Bylaws.
As permitted by PBCL Section 1713, the Articles and the Bylaws provide that no director shall be personally liable for monetary damages as such for any action taken, or failure to take any action, unless the director has breached or failed to perform the duties of his or her office under Subchapter B — “Fiduciary Duty” of Chapter 17 of the PBCL and such director’s breach of duty or failure to perform constituted self-dealing, willful misconduct or recklessness. The PBCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law. It is uncertain whether this provision will control with respect to liabilities imposed upon directors by federal law, including federal securities laws. PBCL Section 1715(d) creates a presumption, subject to exceptions, that a director acted in the best interests of the corporation. PBCL Section 1712, in defining the standard of care a director owes to the corporation, provides that a director stands in a fiduciary relation to the corporation and must perform his duties as a director or as a member of any committee of the board of directors in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.
Additionally, as permitted by PBCL Section 1735, the Bylaws provide that no officer shall be personally liable for monetary damages (except to the extent otherwise provided by law) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under Title 15, Chapter 17, Subchapter C of the PBCL (or any successor statute relating to officers’ standard of care and justifiable reliance) and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The PBCL states that this exculpation from liability does not apply to the responsibility or liability of an officer pursuant to any criminal statute or the liability of an officer for the payment of taxes pursuant to federal, state or local law.
EQT also has indemnification agreements with all of its executive officers and directors (collectively, the “Indemnitees”). These agreements provide that the Indemnitees will be protected as promised in the Bylaws (regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of EQT’s board of directors or an acquisition transaction relating to EQT) and advanced expenses to the fullest extent of the law and as set forth in the indemnification agreements. These agreements also provide, to the extent insurance is maintained, for the continued coverage of the Indemnitees under EQT’s directors’ and officers’ liability insurance policies. The indemnification agreements, among other things and subject to certain limitations, indemnify and hold harmless the Indemnitees against any and all reasonable expenses, including fees and expenses of counsel, and any and all liability and loss, including judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement, incurred or paid by the Indemnitees in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in EQT’s right or otherwise, in which the Indemnitees are, were, or at any time become parties, or are threatened to be made parties or are involved by reason of the fact that the Indemnitees are or were EQT’s directors or officers or are or were serving at EQT’s request as directors, officers, employees, trustees or representatives of another corporation or enterprise.
The foregoing is only a general summary of certain aspects of the PBCL, the Articles and the Bylaws dealing with indemnification of directors and officers and does not purport to be complete.
Item 16.   Exhibits.
A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes the signature page to this registration statement and is incorporated herein by reference.
Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b) (2) of the Trust Indenture Act.

EXHIBIT INDEX
Exhibit No.	Description
1.1*	Form of Underwriting Agreement related to common stock.
1.2*	Form of Underwriting Agreement related to preferred stock.
1.3*	Form of Underwriting Agreement related to debt securities.
4.1(a)	Restated Articles of Incorporation of EQT Corporation (as amended through November 13, 2017) (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on November 14, 2017).
4.1(b)	Articles of Amendment to the Restated Articles of Incorporation of EQT Corporation (effective May 1, 2020) (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on Mav 4, 2020).
4.1(c)	Articles of Amendment to the Restated Articles of Incorporation of EQT Corporation (effective July 23, 2020) (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on July 23, 2020).
4.1(d)	Articles of Amendment to the Restated Articles of Incorporation of EQT Corporation (effective July 18, 2024) (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on July 18, 2024).
4.2	EQT Corporation Amended and Restated Bylaws (Amended through April 16, 2025) (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on April 17, 2025).
4.3*	Specimen preferred stock certificate.
4.4*	Form of Certificate of Designation of preferred stock.
4.5*	Forms of debt securities.
4.6	Indenture, dated as of March 18, 2008, between EQT Corporation (as successor to Equitable Resources, Inc.) and The Bank of New York, as trustee (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on March 18, 2008).
4.7	Cross-reference Table for Indenture dated as of March 18, 2008 (listed as Exhibit 4.6 above) and the Trust Indenture Act of 1939, as amended (incorporated herein by reference to Exhibit 4.03(b) to Form 10-K for the year ended December 31, 2019).
4.8	Second Supplemental Indenture, dated as of June 30, 2008, between EQT Corporation, Equitable Resources, Inc. and The Bank of New York, as trustee (incorporated herein by reference to Exhibit 4.03(c) to Form 8-K filed on July 1, 2008).
4.9	Eighth Supplemental Indenture, dated as of October 4, 2017, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.9 to Form 8-K filed on October 4, 2017).
4.10	Tenth Supplemental Indenture, dated as of January 21, 2020, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.5 to Form 8-K filed on January 21, 2020).
4.11	Eleventh Supplemental Indenture, dated as of November 16, 2020, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.3 to Form 8-K filed on November 16, 2020).
4.12	Twelfth Supplemental Indenture, dated as of May 17, 2021, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.3 to Form 8-K filed on May 18, 2021).
4.13	Thirteenth Supplemental Indenture, dated as of May 17, 2021, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.4 to Form 8-K filed on May 18, 2021).
4.14	Fifteenth Supplemental Indenture, dated as of October 4, 2022, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.5 to Form 8-K filed on October 4, 2022).

Exhibit No.	Description
4.15	Sixteenth Supplemental Indenture, dated as of May 10, 2023, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on May 11, 2023).
4.16	Seventeenth Supplemental Indenture, dated as of January 19, 2024, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.3 to Form 8-K filed on January 19, 2024).
4.17	Eighteenth Supplemental Indenture, dated as of April 2, 2025, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.3 to Form 8-K filed on April 3, 2025).
4.18	Nineteenth Supplemental Indenture, dated as of April 2, 2025, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.5 to Form 8-K filed on April 3, 2025).
4.19	Twentieth Supplemental Indenture, dated as of April 2, 2025, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.7 to Form 8-K filed on April 3, 2025).
4.20	Twenty-First Supplemental Indenture, dated as of April 2, 2025, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.9 to Form 8-K filed on April 3, 2025).
4.21	Twenty-Second Supplemental Indenture, dated as of April 2, 2025, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.11 to Form 8-K filed on April 3, 2025).
4.22	Twenty-Third Supplemental Indenture, dated as of April 2, 2025, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.13 to Form 8-K filed on April 3, 2025).
4.23	Twenty-Fourth Supplemental Indenture, dated as of April 2, 2025, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.15 to Form 8-K filed on April 3, 2025).
4.24	Twenty-Fifth Supplemental Indenture, dated as of April 2, 2025, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.17 to Form 8-K filed on April 3, 2025).
5.1**	Opinion of Morgan, Lewis & Bockius LLP.
23.1**	Consent of Ernst & Young LLP (independent registered accounting firm of EQT Corporation).
23.2**	Consent of Ernst & Young LLP (independent registered accounting firm of Equitrans Midstream Corporation).
23.3**	Consent of Ernst & Young LLP (independent auditors of Mountain Valley Pipeline, LLC — Series A).
23.4**	Consent of Netherland, Sewell & Associates, Inc.
23.5**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on signature page hereto).
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Indenture, dated as of March 18, 2008.
107**	Filing Fee Table.

*
To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 10th of September, 2025.
EQT CORPORATION
By:
/s/ Jeremy T. Knop

Name: Jeremy T. Knop
Title:   Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby appoints Toby Z. Rice, Jeremy T. Knop and William E. Jordan, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including all post-effective amendments and registration statements filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Toby Z. Rice Toby Z. Rice	President, Chief Executive Officer and Director (Principal Executive Officer)	September 10, 2025
/s/ Jeremy T. Knop Jeremy T. Knop	Chief Financial Officer (Principal Financial Officer)	September 10, 2025
/s/ Todd M. James Todd M. James	Chief Accounting Officer (Principal Accounting Officer)	September 10, 2025
/s/ Vicky A. Bailey Vicky A. Bailey	Director	September 10, 2025
/s/ Lee M. Canaan Lee M. Canaan	Director	September 10, 2025
/s/ Frank C. Hu Frank C. Hu	Director	September 10, 2025
/s/ Kathryn J. Jackson Kathryn J. Jackson	Director	September 10, 2025

Signature	Title	Date
/s/ Thomas F. Karam Thomas F. Karam	Director	September 10, 2025
/s/ John F. McCartney John F. McCartney	Director	September 10, 2025
/s/ Daniel J. Rice IV Daniel J. Rice IV	Director	September 10, 2025
/s/ Robert F. Vagt Robert F. Vagt	Director	September 10, 2025
/s/ Hallie A. Vanderhider Hallie A. Vanderhider	Director	September 10, 2025